EXHIBIT 10.4

FIRST AMENDMENT TO CREDIT AGREEMENT

            THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is executed as of March 31, 2003, effective (unless otherwise indicated) as of March 31, 2003, by and among NUI CORPORATION, a New Jersey corporation (the "Borrower"); the lenders from time to time parties thereto (collectively, the "Lenders" and each individually, a "Lender"); FLEET NATIONAL BANK, as Agent for the Lenders (in such capacity, with its successors and assigns, the "Agent"); CITIZENS BANK OF MASSACHUSETTS and CIBC INC., as Co-Syndication Agents; and PNC BANK, NATIONAL ASSOCIATION, as Documentation Agent.

RECITALS

            A.            The Borrower, the Lenders and the Agent are parties to that certain Credit Agreement dated as of February 12, 2003 (as amended, extended, supplemented or otherwise modified from time to time, the "Credit Agreement").  Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

            B.            The Borrower has requested certain amendments to the Credit Agreement, all as set forth below.

            C.            The Lenders signing below are willing to consent to such amendments on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.            CONSENTS AND AGREEMENT.

A.            Interest Rate Adjustment to Senior Notes.  Section 5.17 of the Credit Agreement prohibits any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of, or interest on, any Indebtedness without the consent of the Required Lenders.  The Borrower has requested that the Required Lenders consent to a modification to that certain Note Purchase Agreement dated as of August 20, 2001, as amended by that certain First Amendment and Waiver to Note Purchase Agreement dated as of February 20, 2003 (as the same has been, is as of the date hereof, and may hereafter be amended from time to time, the "Note Purchase Agreement"), among the Borrower and the senior noteholders party thereto (the "Senior Noteholders") pursuant to which modification the interest rates applicable to the Notes (as defined in the Note Purchase Agreement) are adjusted as follows:  (i) the interest rate applicable to the Series A Notes (as defined in the Note Purchase Agreement) is increased from 6.60% to 7.10%, and all references to the interest rates of 6.60% and 8.60% appearing therein and in the Note Purchase Agreement are changed to 7.10% and 9.10%, respectively; (ii) the interest rate applicable to the Series B Notes and the Series C Notes (each as defined in the Note Purchase Agreement) is increased from 6.884% to 7.384%, and all references to the interest rate of 6.884% and 8.884% appearing therein and in the Note Purchase Agreement are changed to 7.384% and 9.384% respectively; and (iii) the interest rate applicable to the Series D Notes (as defined in the Note Purchase Agreement) is increased from 7.29% to 7.79%, and all references to the interest rates of 7.29% and 9.29% appearing therein and in the Note Purchase Agreement are changed to 7.79% and 9.79% respectively (all of the foregoing interest rate adjustments, collectively, the "Senior Note Rate Increase").  The Lenders signing below hereby consent to the Senior Note Rate Increase.

B.            Subsidiary Guaranties.  Section 5.14 of the Credit Agreement prohibits any Subsidiary from guaranteeing, assuming or otherwise remaining liable for the obligations of another Person (other than certain guaranties in existence on the Closing Date and guarantees made in the ordinary course of business) without the consent of the Required Lenders.  The Borrower has requested that the Required Lenders consent to a guarantee by the Borrower's direct and indirect non-regulated domestic Subsidiaries of the obligations of the Borrower to the Senior Noteholders (the "Subsidiary Note Guaranty") which guarantee will be substantially similar in form and substance to the Guaranty of the Guarantors in favor of the Agent.  The Lenders signing below hereby consent to the execution by such Subsidiaries of the Subsidiary Note Guaranty.

C.            Intercreditor Agreement.  Subject to satisfaction of the conditions precedent contained in Article V hereof, the Lenders signing below hereby agree to enter into an Intercreditor Agreement with the Senior Noteholders, with respect to the obligations of the Guarantors to the Lenders and the Senior Noteholders.  Such Intercreditor Agreement shall be in form and substance mutually satisfactory to the Lenders and the Senior Noteholders.

II.            AMENDMENTS TO CREDIT AGREEMENT.  Subject to the satisfaction of each of the conditions set forth herein, the Credit Agreement is hereby amended as follows:

A.            Modification of Debt Instruments.  Section 5.17 of the Credit Agreement is hereby amended to read in its entirety as follows:

"5.17  Limitation on Optional Payments and Modifications of Debt Instruments.  The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) make any optional payment or prepayment on or redemption, defeasance or purchase of any Indebtedness (other than Indebtedness under this Agreement, Indebtedness under the NUI Utilities Credit Agreement, Indebtedness of any Subsidiary to the Borrower or to any other Guarantor, and if no Potential Default or Event of Default then exists, or would result therefrom, Indebtedness of the Borrower to any Guarantor); or (b) amend, modify or change, or consent or agree to any amendment, modification or change to (i) its certificate of incorporation which could reasonably be expected to result in a Material Adverse Effect; (ii) the Note Purchase Agreement in any manner materially adverse to the Lenders without the Agent's prior written consent; or (iii) without limiting, or being limited by, clause (ii) above, the definition of "Priority Indebtedness" in the Note Purchase Agreement (except as required hereunder) or the covenants relating thereto or any of the terms relating to the payment or prepayment or principal of or interest on, any such Indebtedness described in subsection (a) hereof, except for any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon."

B.            Events of Default.

1.            Section 7.2 of the Credit Agreement is amended by deleting the numerals "$15,000,000" contained therein and by substituting "$5,000,000" therefor.

2.            Section 7.7 of the Credit Agreement is hereby amended to read in its entirety as follows:

"7.7  Adverse Judgments, Etc.  Entry or filing of any one or more judgments, writs or warrants of attachment or of any similar process against any one or more of the Borrower and its Subsidiaries or against any of their respective properties and failure of the Borrower or its Subsidiaries to vacate, pay, bond, stay or contest in good faith such judgments, writs, warrants of attachment or other process within a period of 60 days."

C.            Pricing Revisions.

1.            Exhibit A to the Credit Agreement is amended by deleting the pricing grid set forth therein and substituting the following in its stead:

Senior Unsecured Debt Rating	Applicable Base Rate Margin (basis points)	Applicable Euro-Rate Margin (basis points)	Facility Fee (basis points)
Level 1 Rated greater than or equal to A-/A3	- 0 -	112.5	12.5
Level 2 BBB+/Baa1	- 0 -	135.0	15.0
Level 3 BBB/Baa2	- 0 -	155.0	20.0
Level 4 BBB-/Baa3	7.5	182.5	30.0
Level 5 Rated less than BBB-/Baa3	50.0	225.0	50.0

                        2.            The definitions of "Applicable Base Rate Margin" and "Applicable Euro-Rate Margin" are deleted in their entirety and the following definitions are substituted therefor:

"Applicable Base Rate Margin" means, for each Base Rate Portion, a rate per annum equal to the annualized rates (stated in terms of basis points) indicated on the pricing grid attached hereto as "Exhibit A" and corresponding to the ratings established by both S&P and Moody's applicable to the Borrower's Senior Ratings at such date of determination.

For purposes of determining the Applicable Base Rate Margin: (i) if the Senior Ratings established by Moody's and S&P shall differ, the pricing shall be based on the higher of the two Senior Ratings unless one of the Senior Ratings is two or more levels lower than the other, in which case the pricing shall be determined by reference to the level next above that of the lower of the two Senior Ratings, (ii) if any Senior Rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change, (iii) notwithstanding anything herein to the contrary, if at any time during the term of this Agreement, the Borrower shall not have a Senior Rating assigned by S&P, the "Applicable Base Rate Margin" means, for each Base Rate Portion, a rate per annum equal to the annualized rates (stated in terms of basis points) indicated on the pricing grid attached hereto as Exhibit A and corresponding to the ratings established by Moody's applicable to the Borrower's Senior Ratings at such date of determination, and (iv) notwithstanding anything herein to the contrary, if at any time during the term of this Agreement, the Borrower shall not have a Senior Rating assigned by Moody's, the "Applicable Base Rate Margin" means, for each Base Rate Portion, a rate per annum equal to the annualized rates (stated in terms of basis points) indicated on the pricing grid attached hereto as Exhibit A and corresponding to the ratings established by S&P applicable to the Borrower's Senior Ratings at such date of determination.

"Applicable Euro-Rate Margin" means, for each Euro-Rate Portion, a rate per annum equal to the annualized rates (stated in terms of basis points) indicated on the pricing grid attached hereto as "Exhibit A" and corresponding to the ratings established by both S&P and Moody's applicable to the Borrower's Senior Ratings at such date of determination.

For purposes of determining the Applicable Euro-Rate Margin: (i) if the Senior Ratings established by Moody's and S&P shall differ, the pricing shall be based on the higher of the two Senior Ratings unless one of the Senior Ratings is two or more levels lower than the other, in which case the pricing shall be determined by reference to the level next above that of the lower of the two Senior Ratings, (ii) if any Senior Rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change, (iii) notwithstanding anything herein to the contrary, if at any time during the term of this Agreement, the Borrower shall not have a Senior Rating assigned by S&P, the "Applicable Euro-Rate Margin" means, for each Euro-Rate Portion, a rate per annum equal to the annualized rates (stated in terms of basis points) indicated on the pricing grid attached hereto as Exhibit A and corresponding to the ratings established by Moody's applicable to the Borrower's Senior Ratings at such date of determination, and (iv) notwithstanding anything herein to the contrary, if at any time during the term of this Agreement, the Borrower shall not have a Senior Rating assigned by Moody's, the "Applicable Euro-Rate Margin" means, for each Euro-Rate Portion, a rate per annum equal to the annualized rates (stated in terms of basis points) indicated on the pricing grid attached hereto as Exhibit A and corresponding to the ratings established by S&P applicable to the Borrower's Senior Ratings at such date of determination.

            D.            Fee Letter.  The definition of "Fee Letter" in Section 2.4b of the Credit Agreement is revised to refer collectively to the letter agreements dated as of December 3, 2002 and December 6, 2002 among the Borrower, NUI Utilities, the Agent and Fleet Securities, Inc.

            E.            Utilization Fee.  The following new Section 2.4c is hereby inserted into the Credit Agreement immediately following Section 2.4b thereof:

"2.4cUtilization Fee.  The Borrower agrees to pay to the Lenders, on a pro rata basis, utilization fees (the "Utilization Fees") as follows:  (i) twelve and one-half (12.5) basis points (0.125%) for each day on which the average daily utilization of the aggregate amount of the Commitments is equal to or greater than 33% but less than 50% of such aggregate amount, (ii) twenty-five (25) basis points (0.25%) for each day on which the average daily utilization of the aggregate amount of the Commitments is equal to or greater than 50% but less than 75% of such aggregate amount, and (iii) thirty seven and one-half (37.5) basis points (0.375%) for each day on which the average daily utilization of the aggregate amount of the Commitments is equal to or greater than 75% of such aggregate amount.  For the purposes hereof, the Commitments shall be deemed to be utilized by the aggregate amount of Loans and/or Letters of Credit then outstanding.  Such Utilization Fees shall be payable quarterly in arrears on the last day of each March, June, September and December during the term hereof to and including the Termination Date."

            F.            No Default.  Section 3.4 of the Credit Agreement is hereby amended by inserting the following immediately after the second sentence thereof:

"Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound which would have a Material Adverse Effect upon the Borrower and its Subsidiaries taken as a whole."

            G.            Furnishing Information.  Section 4.2(ix) of the Credit Agreement is hereby amended by deleting the word "and" at the end thereof; Section 4.2(x) of the Credit Agreement is hereby renumbered as Section 4.2(xi); and the following new Section 4.2(x) is hereby inserted into the Credit Agreement after Section 4.2(ix):

"(x)give notice to the Agent promptly upon Borrower's knowledge of any proposed amendment, waiver or modification to the Note Purchase Agreement, but in no event less than two (2) Business Days' prior to the execution of any amendment, waiver, or other modification to the Note Purchase Agreement; together with prompt delivery to the Agent of a copy of the documentation evidencing such amendment, modification or waiver; and"

III.            REFERENCES IN LOAN DOCUMENTS; CONFIRMATION.  All references to the "Credit Agreement" in any Loan Documents shall, from and after the date hereof, refer to the Credit Agreement as amended by this Amendment.  All Loan Documents heretofore executed by the Borrower shall remain in full force and effect and, by the execution of this Amendment by the Borrower, such Loan Documents are hereby ratified and affirmed.

IV.            REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Borrower hereby represents and warrants to, and covenants and agrees with, the Agent and the Lenders that:

            A.            The execution and delivery of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower.

            B.            The representations and warranties of the Borrower and each of the Guarantors contained in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date.  Since the Closing Date, no event or circumstance has occurred or existed which could reasonably be expected to have Material Adverse Effect.  As of the date hereof and after giving effect to this Amendment, no Potential Default or Event of Default has occurred and is continuing.

            C.            Except for the consent of Senior Noteholders holding at least 51% of the outstanding principal amount of the Notes (as defined in the Note Purchase Agreement) in connection with an amendment to the Note Purchase Agreement to be executed prior to or concurrently herewith, neither the Borrower, nor any of the Guarantors, is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other Person in connection with, or as a condition to, the execution, delivery or performance of this Amendment by such party.

            D.            This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity.

            E.            The documents, agreements and instruments listed on Exhibit A attached hereto constitute all of the agreements for borrowed money (other than capital leases involving consideration in the amount of less than $5,000,000), including without limitation, all amendments and waivers in connection with any such agreement, to which the Borrower or any of its Subsidiaries is a party.

V.            CONDITIONS.   The willingness of the Agent and the Lenders to amend the Credit Agreement is subject to the satisfaction of the following conditions precedent:

A.            The Borrower shall cause the Note Purchase Agreement to be amended; such amendment to be substantially in the form attached as Annex I hereto.

B.            The Borrower shall have executed and delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate persons) the following:

1.            On or before the date hereof:

(a)            This Amendment;

(b)            The Confirmation of Guaranty executed by the Guarantors; and

(c)            True and complete copies of (i) any required stockholders' and/or directors' consents and (ii) any resolutions required for the due authorization of the execution, delivery and performance by the Borrower of this Amendment, certified by a duly authorized officer of the Borrower.

(d)          A fully-executed copy of the amendment to Note Purchase Agreement (which amendment shall be substantially in the form attached as Annex I hereto), together with any required director consents and resolutions required for the due authorization of the execution, delivery and performance of such amendment, certified by a duly authorized officer of Borrower, and an intercreditor agreement among the Lenders and the Senior Noteholders, in form and substance satisfactory to the Lenders.

(e)          The favorable opinion of White & Case LLP, special counsel to the Borrower, which opinion shall be in form and substance reasonably satisfactory to the Agent and its counsel.

2.            Such other supporting documents and certificates as the Agent, any Lender or their counsel may reasonably request within the time period(s) reasonably designated by the Agent, such Lender or their counsel.

C.            All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to the Agent's counsel and to the Lenders' counsel.

D.            The Borrower shall have paid to the Agent a fully-earned non-refundable amendment fee in an amount equal to 0.5% of the Commitment amount of each Lender who returns its executed signature page to the Agent on or before 4:00 p.m. (EST) on March 28, 2003.

VI.            MISCELLANEOUS.

A.            As provided in the Credit Agreement, the Borrower agrees to reimburse the Agent upon demand for all fees and disbursements of counsel to the Agent incurred in connection with the preparation of this Amendment.

B.            This Amendment shall be governed by, and construed in accordance with, the law of the State of New Jersey.

C.                    This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

[The next pages are the signature pages.]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this First Amendment to Credit Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                                                                    NUI CORPORATION

                                                                                     By:  /s/ A. MARK ABRAMOVIC
                                                                                     Name:  A. Mark Abramovic
                                                                                     Title:    Sr. Vice President, Chief
                                                                                                 Financial Officer & Chief Operating Officer

                                                                                      By:  /s/ JAMES R. VAN HORN
                                                                                      Name:  James R. Van Horn
                                                                                      Title: Chief Administrative Officer,
                                                                                              General Counsel & Secretary

FLEET NATIONAL BANK,
in its capacity as the Agent hereunder

By:  /s/ STEPHEN J. HOFFMAN
Name:  Stephen J. Hoffman
Title:    Director

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this First Amendment to Credit Agreement by and among NUI CORPORATION, THE LENDERS PARTY HERETO and FLEET NATIONAL BANK, as Agent, to be executed by its duly authorized officers as of the date first above written.

FLEET NATIONAL BANK

By:  /s/ STEPHEN J. HOFFMAN
Name:  Stephen J. Hoffman
Title:    Director

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this First Amendment to Credit Agreement by and among NUI CORPORATION, THE LENDERS PARTY HERETO and FLEET NATIONAL BANK, as Agent, to be executed by its duly authorized officers as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION

By:  /s/  MICHAEL RICHARDS
Name:  Michael Richards
Title:    Vice President

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this First Amendment to Credit Agreement by and among NUI CORPORATION, THE LENDERS PARTY HERETO and FLEET NATIONAL BANK, as Agent, to be executed by its duly authorized officers as of the date first above written.

CITIZENS BANK OF MASSACHUSETTS

By:  /s/  MICHAEL OUELLET
Name:  Michael Ouellet
Title:    Vice President

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this First Amendment to Credit Agreement by and among NUI CORPORATION, THE LENDERS PARTY HERETO and FLEET NATIONAL BANK, as Agent, to be executed by its duly authorized officers as of the date first above written.

CIBC INC.

By:  /s/  MARYBETH ROSS
Name:  MaryBeth Ross
Title:    Authorized Signatory

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this First Amendment to Credit Agreement by and among NUI CORPORATION, THE LENDERS PARTY HERETO and FLEET NATIONAL BANK, as Agent, to be executed by its duly authorized officers as of the date first above written.

MELLON BANK, N.A.

By:  /s/  ALAN J. KOPOLOW
Name:  Alan J. Kopolow
Title:    First Vice President

Annex I

NUI Corporation

___________________________________

Second Amendment

Dated as of April 1, 2003

to

Note Purchase Agreement

Dated as of August 20, 2001

___________________________________

Re: $5,000,000 6.60% Senior Notes, Series A,
due August 20, 2006

$15,000,000 6.884% Senior Notes, Series B,
due August 20, 2008

$7,000,000 6.884% Senior Notes, Series C,
due August 20, 2011

and

$33,000,000 7.29% Senior Notes, Series D,
due August 20, 2011

Second Amendment to Note Purchase Agreement

This Second Amendment dated as of April 1, 2003 (the or this "Second Amendment") to the Note Purchase Agreement dated as of August 20, 2001 is among the undersigned, NUI Corporation, a New Jersey corporation (the "Company"), and each of the institutions which is a signatory to this Second Amendment (collectively, the Noteholders").

Recitals:

            A.  The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of August 20, 2001 (the "Original Note Agreement") and the First Amendment and Waiver dated as of February 20, 2003 (the "First Amendment"; the Original Note Agreement as amended by the First Amendment is hereinafter referred to as the "Note Agreement").  The Company has heretofore issued (i) $5,000,000 aggregate principal amount of its 6.60% Senior Notes, Series A, due August 20, 2006 (the "Series A Notes"), (ii) $15,000,000 aggregate principal amount of its 6.884% Senior Notes, Series B, due August 20, 2008 (the "Series B Notes"), (iii) $7,000,000 aggregate principal amount of its 6.884% Senior Notes, Series C, due August 20, 2011 (the "Series C Notes")and(iv) $33,000,000aggregate principal amount of its 7.29% Senior Notes, Series D, due August 20, 2011 (the "Series D Notes", the Series A Notes, Series B Notes, Series C Notes and Series D Notes are hereinafter collectively referred to as the "Notes").

            B.  The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

            C.  Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

            D. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1.        Amendments.

     Section 1.1. Amendment to Section 9.9.  Section 9.9 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

"Section 9.9. Subsidiary Guarantors.  Subject to Section  9.10 hereof, the Company will cause each Subsidiary (whether existing or newly acquired) that delivers a Guaranty, or otherwise becomes obligated in any manner (including, without limitation, as a co-obligor with the Company) (each, a "Bank Guaranty"), to any Bank Lender with respect to any Indebtedness of the Company outstanding under the Company Credit Agreement (or under any modification, amendment, renewal or replacement thereof) (each such Subsidiary, a "Subsidiary Guarantor") to concurrently enter into a guaranty agreement, in form and substance satisfactory to the Required Holders (each, a "Subsidiary Note Guaranty"), pursuant to which such Subsidiary Guarantor shall guarantee the prompt payment when due (whether at maturity, by acceleration or otherwise) of the principal of all of the Notes and of the interest and the Make-Whole Amount, if any, thereon and the full and prompt performance and compliance by the Company with each of its other obligations under the Note Agreement and the Notes, and, concurrently therewith, (except in the case that such Subsidiary Guarantor is co-obligor with the Company under the Company Credit Agreement (or under any modification, amendment, renewal or replacement thereof)) the Company shall cause the Bank Lenders to enter into an intercreditor agreement with the holders of the Notes in form and substance reasonably satisfactory to the Bank Lenders and the Required Holders (the "Section 9.9 Intercreditor Agreement") with respect to the obligations of such Subsidiary Guarantor to the Bank Lenders and the holders of the Notes providing for, inter alia, the pro rata sharing of any proceeds received by the Bank Lenders or the holders of the Notes under any Bank Guaranty or Subsidiary Note Guaranty.  Within three Business Days after entering into the Subsidiary Note Guaranty and any Section 9.9 Intercreditor Agreement, the Company shall deliver to each of the holders of the Notes the following items:

(a) an executed counterpart of such Subsidiary Note Guaranty;

(b) an executed counterpart of any Section 9.9 Intercreditor Agreement;

(c) a certificate signed by the President, a Vice President or another authorized officer of such Subsidiary Guarantor making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.6 and 5.7, but with respect to such Subsidiary Guarantor and the Subsidiary Note Guaranty, as applicable;

(d) such documents and evidence with respect to such Subsidiary Guarantor as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Subsidiary Guarantor and the authorization of the transactions contemplated by the Subsidiary Note Guaranty; and

(e) an opinion of internal legal counsel to the Company to the effect that the Subsidiary Note Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary Guarantor enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     Section 1.2. Amendment to Section 10.6.  Section 10.6 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

"Section 10.6. Guaranties.  The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty, except (a) Guaranties by the Company which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement, (b) Guaranties existing on March 31, 2003 by NUI Capital Corp. of obligations of NUI Energy Brokers under gas purchase and energy‑related contracts, which obligations do not exceed $20,000,000 in the aggregate, and (c) any Bank Guaranties."

     Section 1.3. Amendment to Definition of "Guaranty".  The definition of "Guaranty" in Schedule B of the Note Agreement is hereby amended by adding the following sentence at the end of such definition:

For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be in an amount equal to the outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any divided shall be deemed to be in an amount equal to the aggregate amount of such obligation or liability outstanding or dividend declared.

     Section 1.4. Amendment to Definitions.  The following defined terms as set forth in Schedule B to the Note Agreement is hereby amended and restated in its entirety to read as follows:

"Intercreditor Agreement" means (a) any Section 9.9 Intercreditor Agreement, and (b) any other intercreditor agreement with the holders of the Notes in form and substance reasonably satisfactory to the Required Holders with respect to any Indebtedness of a Subsidiary Guarantor to the Bank Lenders and the holders of the Notes providing for, inter alia, the pro rata sharing of any proceeds received by the Bank Lenders and the holders of the Notes from such Subsidiary Guarantor with respect to such Indebtedness.

"Priority Indebtedness" means the sum of (a) all Indebtedness of the Company secured by Liens, plus (b) all Indebtedness of Restricted Subsidiaries (except (i) any Indebtedness held by the Company or any other Restricted Subsidiary, (ii) at any time on or before May 31, 2003, Guaranties existing on March 31, 2003 of NUI Capital Corp. of obligations of NUI Energy Brokers under gas purchase and energy-related contracts, which obligations do not exceed $20,000,000 in the aggregate, and (iii) any Indebtedness of any Restricted Subsidiary to the Bank Lenders to the extent that (1) such Restricted Subsidiary has guaranteed the Notes pursuant to a valid and enforceable Subsidiary Note Guaranty in accordance with the terms and conditions of Section 9.9 hereof and (2) such Bank Lenders and the holders of the Notes have entered into a valid and enforceable Intercreditor Agreement with respect to such Indebtedness of such Restricted Subsidiary to such Bank Lenders and such holders).

     Section 1.5.       Additional Definitions.  The following shall be added as new definitions in alphabetical order to Schedule B to the Note Agreement:

"Bank Lenders" means the holders of any Indebtedness outstanding under the Company Credit Agreement, and any modification, amendment, renewal or replacement thereof (including any such modification, amendment, renewal or replacement that results in any increase in the Indebtedness permitted thereunder).

"Section 9.9  Intercreditor Agreement" is defined in Section 9.9.

Section 2.        Representations and Warranties of the Company.

To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to the Noteholders that:

        (a)       this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

       (b)       the Note Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

        (c)  the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its Certificate of Incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Company Credit Agreement and each of the NUI Utilities Credit Agreements, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2(c);

       (d)   as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and

        (e)  all the representations and warranties contained in Section 5 of the Note Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

Section 3.        Conditions to Effectiveness of This Second Amendment.

            This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

        (a) executed counterparts of this Second Amendment, duly executed by the Company and the holders of at least 51% of the outstanding principal amount of the Notes, shall have been delivered to the Noteholders;

       (b) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof;

      (c) the Company shall have paid all reasonable costs and expenses incurred by the Noteholders in connection with the consummation of the transactions contemplated by this Second Amendment, including, without limitation, the reasonable fees and expenses of Chapman and Cutler, special counsel to the Noteholders, which are reflected in statements of such counsel rendered on or prior to the effective date of this Second Amendment;

Upon receipt of all of the foregoing, this Second Amendment shall become effective.

Section 4.        Miscellaneous.

     Section 4.1.  Construction.  This Second Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

     Section 4.2. Notices.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

     Section 4.3. Captions.  The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     Section 4.4. Governing Law.  This Second Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     Section 4.5.Counterparts.  The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

In Witness Whereof, the Company and the Noteholders have caused this Second Amendment to be executed, all as of the day and the year first above-written.

NUI Corporation

By:

Its:

Accepted and Agreed to:

 AIG Life Insurance Company

By:  AIG Global Investment Corp., investment advisor

By:________

Name:___

Title:____

SunAmerica Life Insurance Company

By:  AIG Global Investment Corp., investment advisor

By:________

Name:___

Title:____

United of Omaha Life Insurance Company

By:________

Name:___

Title:____

Pacific Life and Annuity Company

By:________

__ Name:___

__ Title:____

By:________

Name:___

Title:____

Pacific Life Insurance company

By:________

Name:___

Title:____

By:________

Name:___

Title:____

Nationwide Life Insurance Company of America (formerly Provident Mutual Life Insurance Company)

By:________

Name:___

Title:____

EXHIBIT A

Agreements for Borrowed Money

(1) Credit Agreement, dated as of February 12, 2003, among the Company, the Financial Institutions Party Thereto, Fleet National Bank as the Administrative Agent, Citizens Bank of Massachusetts and CIBC Inc., as Co-Syndication Agents and PNC Bank, National Association, as Documentation Agent.

(2) First Amendment to Credit Agreement dated March 31, 2003 among the Company, the lenders from time to time party thereto, Fleet National Bank as Agent for the Lenders, Citizens Bank of Massachusetts and CIBC Inc., as Co-Syndication Agents and PNC Bank, National Association, as Documentation Agent.

(3) Guaranty dated February 12, 2003, among the direct and indirect non-regulated domestic subsidiaries of NUI Corporation and Fleet National Bank.

(4) Note dated February 12, 2003 made by NUI Corporation in favor of Fleet National Bank in the principal amount of $9,871,794.90.

(5) Note dated February 12, 2003 made by NUI Corporation in favor of Citizens Bank of Massachusetts in the principal amount of $8,461,538.50.

(6) Note dated February 12, 2003 made by NUI Corporation in favor of CIBC, Inc. in the principal amount of $8,461,538.50.

(7) Note dated February 12, 2003 made by NUI Corporation in favor of PNC Bank, National Association in the principal amount of $8,461,538.50.

(8) Note dated February 12, 2003 made by NUI Corporation in favor of Mellon Bank, N.A. in the principal amount of $2,820,512.80.

(9) Swingline Note dated February 12, 2003 made by NUI Corporation in favor of Fleet National Bank in the principal amount of $7,500,000.

(10) Note Purchase Agreement between NUI Corporation and the Purchasers Listed Therein dated August 20, 2001, as amended by First Amendment and Waiver dated February 20, 2003 and by Second Amendment to Note Purchase Agreement dated April 1, 2003 ((A) $5 million 6.60% Series A Senior Notes due August 20, 2006, (B) $15 million 6.884% Series B Senior Notes due August 20, 2008, (C) $7 million 6.884% Series C Senior Notes due August 20, 2011 and (D) $33 million 7.29% Series D Senior Notes due August 20, 2011).

(11) Credit Agreement, among NUI Utilities, Inc., the Financial Institutions Party Thereto, Fleet National Bank as the Administrative Agent, Citizens Bank of Massachusetts and CIBC Inc., as Co-Syndication Agents and PNC Bank, National Association, as Documentation Agent, dated as of February 12, 2003.

(12) Master Equipment Lease Agreement between NUI Corporation and Fleet Capital Corporation dated October 15, 2001, as amended by Maintenance and Return Amendment dated July 8, 2002 and Self Insurance Amendment dated July 8, 2002.

(13) Loan Agreement between New Jersey Economic Development Authority and NUI Corporation (post reorganization, NUI Utilities, Inc.) dated December 1, 1998 ($40 million 5.25% bonds, due November 1, 2033).

(14) Trust Indenture made by New Jersey Economic Development Authority to First Union National Bank dated December 1, 1998.

(15) Loan Agreement between New Jersey Economic Development Authority and NUI Corporation (post reorganization, NUI Utilities, Inc.) dated June 1, 1997  ($54.6 million, 5.70% bonds, due June 1, 2032).

(16) Trust Indenture made by New Jersey Economic Development Authority to The Bank of New York dated June 1, 1997.

(17) Loan Agreement between New Jersey Economic Development Authority and NUI Corporation (post reorganization, NUI Utilities, Inc.) dated June 1, 1996 ($39 million, variable rate bonds, due June 1, 2026).

(18) Trust Indenture between New Jersey Economic Authority and First Union National Bank dated June 1, 1996.

(19) Amended and Restated Standby Bond Purchase Agreement among NUI Utilities, Inc., Participating Banks and the Bank of New York as purchasing bank dated June 12, 2001 as amended by Amended No. 1 and Waiver dated November 21, 2001 and Amendment No. 2 dated June 3, 2002.

(20) Remarketing Agreement between NUI Corporation (post reorganization, NUI Utilities, Inc.) and Morgan Stanley & Co. Incorporated dated June 12, 1996.

(21) Tax Regulatory Agreement between New Jersey Economic Development Authority and NUI Corporation (post reorganization, NUI Utilities, Inc.) dated June 12, 1996.

(22) Bond Purchase Agreement among New Jersey Economic Development Authority, NUI Corporation (post reorganization, NUI Utilities, Inc.) and Morgan Stanley & Co. Incorporated dated June 11, 1996.

(23) Indenture between NUI Corporation (post reorganization, NUI Utilities, Inc.) and First Fidelity Bank, National Association dated February 1, 1995 ($50 million note due February 1, 2005).

(24) Loan Agreement between New Jersey Economic Development Authority and NUI Corporation (post reorganization, NUI Utilities, Inc.) dated July 15, 1994 ($46.5 million, 6.35% bonds due October 1, 2022).

(25) Trust Indenture made by New Jersey Economic Development Authority to First Fidelity National Association dated July 15, 1994.

(26) Loan Agreement between Brevard County, Florida and NUI Corporation (post reorganization, NUI Utilities, Inc.) dated July 15, 1994 ($20 million, 6.4% bonds due October 1, 2024).

(27) Indenture made by Brevard County, Florida to First Fidelity Bank, National Association dated July 15, 1994.

CONFIRMATION OF GUARANTY

            Each of the undersigned Guarantors hereby joins in the execution of the foregoing First Amendment to Credit Agreement, dated as of March 31, 2003 and effective as of March 31, 2003 (the "Amendment"), to which this Confirmation of Guaranty is attached (1) to confirm its consent, to the extent required, to all of the transactions contemplated by the Amendment and (2) to confirm and ratify its Guaranty Agreement (the "Guaranty") entered into as required under such Credit Agreement, dated as of February 12, 2003, in favor of the Agent on behalf of the Lenders, which Guaranty remains in full force and effect.  Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement, as amended.

Each of the undersigned Guarantors hereby agrees that the representations and warranties contained in the Credit Agreement and the other Loan Documents with respect to the undersigned are true and correct in all material respects on and as of the date hereof as though made at and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.  Since the Closing Date, no event or circumstance has occurred or exists which could reasonably be expected to have Material Adverse Effect.  As of the date hereof and after giving effect to the Amendment, no Potential Default or Event of Default has occurred and is continuing.

NUI CAPITAL CORP.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

UTILITY BUSINESS SERVICES, INC.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

(Signature page to Confirmation of Guaranty)

NUI ENERGY BROKERS, INC.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

NUI ENERGY SOLUTIONS, INC.

By:  /s/ PETER E. MARICONDO
Title:  Treasurer

NUI ENVIRONMENTAL GROUP, INC.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

NUI ENERGY, INC.

By:  /s/ PETER E. MARICONDO
Title:  Treasurer

NUI INTERNATIONAL, INC.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

NUI TELECOM, INC.

By:  /s/ PETER E. MARICONDO
Title:  Treasurer

 (Signature page to Confirmation of Guaranty)

NUI SERVICE, INC.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

NUI SALES MANAGEMENT, INC.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

T.I.C. ENTERPRISES, L.L.C.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

NUI STORAGE, INC.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

NUI SALTVILLE STORAGE, INC.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

NUI RICHTON STORAGE, INC.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

 (Signature page to Confirmation of Guaranty)

RICHTON GAS STORAGE CO., LLC

By:  /s/ A. MARK ABRAMOVIC
Title:  Manager

NUI HUNGARY, INC.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

NUI UKRAINE, INC.

By:  /s/ JAMES R. VAN HORN
Title:  Vice President & Secretary

 (Signature page to Confirmation of Guaranty)